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                                                                    EXHIBIT 20.1



Partners First Credit Card Master Trust (PRCMT)
Excess Spread Analysis - July 2001



                                                                Delinquencies
                            Monthly    Gross      Net
                  Excess    Payment  Portfolio   Charge-  30-59  60-89
                  Spread      Rate      Yield     Offs     days   days   90+days
                ----------------------------------------------------------------
Series 1998-3
    Jun-01       0.20%      9.57%     17.11%     10.92%   1.85%    1.29%   2.90%
    Jul-01       1.82%     10.06%     18.24%     10.56%   1.89%    1.30%   2.82%